UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

GAS NATURAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Christopher J. Hubbert, Esq.

Kohrman Jackson & Krantz LLP

1375 East Ninth Street, 29th Floor

Cleveland, Ohio 44114

216-696-8700

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

On November 23, 2016, Gas Natural Inc. issued the following press release:

NEWS RELEASE

1375 East 9th St | Suite 3100 | Cleveland, Ohio 44114 | 216.202.1509

For Immediate Release

Gas Natural Inc. Announces
End of “Go-Shop” Period Under Merger Agreement

CLEVELAND, OH, November 23, 2016 -- Gas Natural Inc. (NYSE MKT: EGAS) (“Gas Natural” or the “Company”), a holding company operating local natural gas utilities serving approximately 68,600 customers in four states, today announced the expiration of the 42-day “go-shop” period pursuant to the terms of the previously announced definitive merger agreement under which First Reserve agreed to acquire all of the outstanding shares of Gas Natural common stock for $13.10 per share in cash (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, beginning on October 10, 2016, and ending at 11:59 p.m. Eastern Time on November 22, 2016, Gas Natural and its authorized representatives, under the direction of Gas Natural’s board of directors, were permitted to actively initiate, solicit, and encourage, and to enter into negotiations and discussions with parties that offered, alternative proposals to acquire Gas Natural.

During the “go-shop” period, representatives of Janney Montgomery Scott LLC (“Janney”), financial advisor to the Company’s board, began the go-shop process by contacting a total of 78 potential acquirers, comprised of 62 strategic parties and 16 financial parties, which resulted in six parties negotiating and entering into confidentiality agreements with the Company. None of the parties that signed a confidentiality agreement during the “go-shop” period was interested in pursuing an alternative transaction, as Gas Natural did not receive any binding proposals.

Starting at 12:00 a.m. Eastern Time on November 23, 2016, Gas Natural became subject to customary “no shop” provisions contained in the Merger Agreement that limit its and its representatives’ ability to solicit alternative acquisition proposals from third parties or to provide confidential information to third parties, subject to customary “fiduciary out” provisions.

Gas Natural and First Reserve expect to complete the transaction in the second half of 2017, subject to the satisfaction of customary closing conditions, including the approval of the Maine Public Utilities Commission, the Montana Public Service Commission, the North Carolina Utilities Commission, the Public Utility Commission of Ohio and Gas Natural’s shareholders, and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Janney is serving as exclusive financial advisor to the Company and provided a fairness opinion to the Company’s board of directors. Kohrman Jackson & Krantz LLP is serving as legal counsel to the Company in connection with the pending transaction.

Lazard Frères & Co. LLC is serving as exclusive financial advisor and Simpson Thacher & Bartlett LLP is serving as legal counsel to First Reserve in connection with the pending transaction.

Gas Natural Inc. Announces End of “Go-Shop” Period Under Merger Agreement

November 23, 2016

About Gas Natural Inc.

Gas Natural Inc., a holding company, distributes and sells natural gas to residential, commercial, and industrial customers.  It distributes approximately 21 billion cubic feet of natural gas to roughly 68,600 customers through regulated utilities operating in Montana, Ohio, Maine and North Carolina.  The Company's other operations include intrastate pipeline, natural gas production and natural gas marketing.  The Company’s Montana public utility was originally incorporated in 1909.  Gas Natural Inc. regularly posts information on its website at www.egas.net.

About First Reserve

First Reserve is a leading global private equity and infrastructure investment firm exclusively focused on energy. With over 30 years of industry insight, investment expertise and operational excellence, the Firm has cultivated an enduring network of global relationships and raised approximately USD $31 billion of aggregate capital since inception.  Putting these to work, First Reserve has completed approximately 600 transactions (including platform investments and add-on acquisitions), creating several notable energy companies throughout the Firm's history.  Its portfolio companies operate on six continents, spanning the energy spectrum from upstream oil and gas to midstream and downstream, including resources, equipment and services and infrastructure.  For more information, please visit www.firstreserve.com.

Safe Harbor Regarding Forward-Looking Statements

The Company is including the following cautionary statement in this release to make applicable, and to take advantage of, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc.  Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects” “intends,” “plans,” “predicts,” “believes,” “may,” “will” and similar expressions.  Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed.  Factors that may affect forward-looking statements and the Company’s business generally include, but are not limited to the Company’s ability to complete the proposed transaction; any event, change or circumstance that might give rise to the termination of the merger agreement; the effect of the announcement of the proposed transaction on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed transaction will not be consummated in a timely manner; the failure to receive, on a timely basis or otherwise, approval of the merger, and the other transactions contemplated by the merger agreement, by the Company’s shareholders or the approval of government or regulatory agencies with regard to the merger; the failure of one or more conditions to the closing of the merger to be satisfied; risks arising from the merger’s diversion of management’s attention from our ongoing business operations; risks that the Company’s stock price may decline significantly if the merger is not completed; the Company’s ability to successfully integrate the operations of the companies it has acquired and consummate additional acquisitions; the Company’s continued ability to make dividend payments; the Company’s ability to implement its business plan, grow earnings and improve returns on investment; fluctuating energy commodity prices; the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers; changes in the utility regulatory environment; wholesale and retail competition; the Company’s ability to satisfy its debt obligations, including compliance with financial covenants; weather conditions; litigation risks; and various other matters, many of which are beyond the Company’s control; the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission (the “SEC”); and other factors that the Company is currently unable to identify or quantify, but may exist in the future.  Gas Natural Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Gas Natural Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Gas Natural Inc. Announces End of “Go-Shop” Period Under Merger Agreement

November 23, 2016

Additional Information and Where to find It:

This communication may be deemed to be solicitation material in respect of the merger of the Company and a subsidiary of First Reserve. In connection with the merger, the Company filed a preliminary proxy statement with the SEC on November 9, 2016, that contains important information about the proposed transaction and related matters. The Company intends to file additional relevant materials with the SEC, including a proxy statement in definitive form and will deliver a copy of the proxy statement to its shareholders.  Investors are urged to read the preliminary proxy statement and the definitive proxy statement and other relevant documents carefully and in their entirety when they become available because they will contain important information about the merger and related matters.  Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.egas.net or by writing to the Company’s Corporate Secretary at Gas Natural Inc., 1375 East 9th St., Suite 3100, Cleveland, Ohio 44114, or by calling the Company’s Corporate Secretary at (216) 202-1509.

Security holders also may read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Gas Natural Inc. Announces End of “Go-Shop” Period Under Merger Agreement

November 23, 2016

Participants in The Solicitation

The Company and its directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on June 20, 2016 in connection with its 2016 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

For more information, contact

Gas Natural Inc.	Investor Relations
James E. Sprague, Chief Financial Officer	Deborah K. Pawlowski or Karen L. Howard, Kei Advisors LLC
Phone: (216) 202-1564	Phone: (716) 843-3908 / (716) 843-3942
Email: jsprague@egas.net	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com